UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 1, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 - Regulation FD Disclosure

Clayton Williams Energy, Inc. (the “Company”) issued a news release on July 1, 2005 to announce a revision to its planned exploration and development expenditures for 2005.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  Planned capital expenditures for 2005 increased from $128.4 million to $145.2 million.  Approximately 70% of planned expenditures relate to exploratory prospects.

The Company's actual expenditures during fiscal 2005 may be substantially higher or lower than these estimates since plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2005.

In accordance with General Instruction B.2. of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit Number	Description

99.1	News release dated July 1, 2005, entitled “Clayton Williams Energy Revises Planned Capital Expenditures for 2005”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: July 1, 2005	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date: July 1, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release dated July 1, 2005, entitled “Clayton Williams Energy Revises Planned Capital Expenditures for 2005”